 Exhibit 99.1

Global Defense & National Security Systems, Inc. and STG Group, Inc.
Announce Strategic Business Combination

•	Combination Aims to Strengthen STG’s Position at the Center of U.S. National Security
•	Will Create Opportunities to Enhance Client Focus and Provision of Mission Critical Software, Systems and Solutions
•	Allows Stability and Potential for Increased Organic Growth
•	Provides Capital for Strategic M&A Opportunities

RESTON, Va., June 9, 2015 – Global Defense & National Security Systems Inc. (NASDAQ: GDEF) ("GDEF"), a special purpose acquisition company focused on the U.S. defense and national security sector, and privately-held STG Group, Inc. (“STG”), a leading provider of cyber, software and intelligence solutions to the U.S. government, today announced that they have entered into a definitive agreement to form a strategic business combination (the "combination").  The combination, with an approximate value of USD165.5m through a cash and stock transaction, is expected to provide STG with capabilities and capital in order to pursue growth opportunities.

STG is a specialist provider supporting more than 50 U.S. federal agencies. It operates across three key segments: cybersecurity and secure information systems; software development, systems and services; and intelligence and analytics. GDEF was established by the leadership of Global Strategies Group, the international defense and national security company, and completed its initial public offering in October 2013 with the strategy to build a mission focused mid-tier technology provider.

The combination is expected to create significant opportunities for growth by combining STG’s broad client base and significant differentiated capabilities with GDEF’s extensive network of government and industry relationships and business best practices. The combined entity intends to pursue acquisitions of innovative mission-critical companies to enhance and complement STG’s current capability and serve a large addressable market.

“We look forward to combining capabilities with GDEF to strengthen and grow our support for our clients,” said Simon Lee, Founder, Chairman and CEO of STG. “I believe this path to becoming a public company will enable us to continue our history of customer service excellence; realize our full potential, providing the opportunity to scale and bring current and new capabilities to a wider customer base; and increase opportunities for our employees to grow professionally. GDEF’s operational and investment expertise and relationships will be vital as we seek to grow, and broaden our business in priority spending areas.”

Mr. Lee added, “I am also very pleased to have the added expertise of a world-class board of directors, with a wide range of experience across the U.S. defense and national security sectors. I look forward to the valuable contributions they will bring as we continue to meet the changing needs of our clients.”

Damian Perl, GDEF Chairman, said, "When we launched GDEF in 2013, our stated intent was to combine with agile companies with a sound business base and next generation capabilities aligned with U.S. defense and national security priorities. That is exactly what we are doing with STG, and why we are so excited about this combination. STG is an industry specialist with critical capabilities, a highly diverse and long standing customer base and proven performance. This transaction gives us the opportunity to work together in building a leading provider of mission-critical support in this highly sophisticated market, leveraging STG’s existing relationships and GDEF’s operational, industry and M&A expertise. We are very confident that we can create value for investors, clients and employees through stronger organic growth, taking STG’s capabilities to more customers and integrating new, complementary capabilities.”

Key Benefits of the Combination:

•	Combination Aims to Strengthen STG Position at the Center of US National Security

GDEF and STG believe that the combination will enable STG to increase its skills base and broaden its solution offerings to more clients, with renewed focus on a smart strategy to develop differentiated capabilities aligned to national defense and intelligence priorities.

•	Will Create Opportunities to Enhance Client Focus and Provision of Mission Critical Software, Systems and Solutions

Significant opportunities exist for STG’s differentiated capabilities to be marketed and sold across adjacent clients in the defense, Federal Civilian, and intelligence communities.

•	Allows Stability and Potential for Increased Organic Growth

The combination of GDEF and STG is expected to enable the company to achieve stronger organic growth through deeper and broader client relationships, continuous improvement in business practices and the accelerated development of new products, solutions and capabilities.

•	Provides Capital for Strategic M&A Opportunities

The combination is expected to create a well-capitalized player in the U.S. national security sector with the ability to accelerate growth through smart acquisitions, and plans to quickly build differentiated capabilities and new customers and contracts. The company intends to focus on complementary high-end, technology.

Leadership

Mr Lee will serve as Chairman of the Board of Directors; he will be joined on the Board by Damian Perl, current GDEF Chairman and the Chairman and CEO of Global Strategies Group; Hon. David Gompert, former Acting Director of National Intelligence; Hon. Ronald Spoehel, former CFO of NASA and ManTech; and Vice Admiral (rtd) Robert Murrett, former Director of the National Geospatial-Intelligence Agency. Paul Fernandes, STG President and Chief Operating Officer, will lead the combined company in these roles.

Approvals

The transaction is expected to close during Q3 2015 and is subject to approval by GDEF’s stockholders and other closing conditions.

GDEF has today filed a Form 8K that contains additional information regarding the business combination between STG and GDEF with the Securities and Exchange Commission that can be found at:

http://www.sec.gov/Archives/edgar/data/1583513/000114420415036170/v412644_8k.htm

Advisors

Cowen and Company, LLC is serving as exclusive financial advisor to GDEF on this transaction, and Morrison & Foerster LLP is serving as legal counsel.

Holland and Knight, LLP is serving as legal counsel to STG on this transaction.

About STG

STG, Inc. is a specialist provider of mission-critical technology, cyber and data solutions to more than 50 US Federal Agencies. Applying decades of experience, the company works to ensure the security of the digital domain, the effectiveness of complex IT systems and the delivery of quality intelligence to decision makers. STG is a Washington Technology Top 100 Company.

About GDEF

Global Defense & National Security Systems, Inc. (Nasdaq: GDEF) is a public company formed to acquire operating business in the U.S. defense and national security sectors. GDEF was established in 2013 by the leadership of Global Strategies Group (GLOBAL), an international defense and national security company operating and investing in the sector since 1998. GDEF was established as part of the GLOBAL strategy to build technology businesses operating at the nexus of U.S. defense and national security priorities. www.globalgroup.com

Forward Looking Statements

This presentation contains forward-looking statements that involve risks and uncertainties concerning the proposed business combination between GDEF and STG, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers to the combination; general economic conditions; the possibility that GDEF may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that GDEF file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by GDEF identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. GDEF is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination between STG and GDEF pursuant to the terms of a Stock Purchase Agreement by and among STG, GDEF, Global Defense & National Security Holdings, LLC, and each of the stockholders listed thereto, GDEF will file a proxy statement with the Securities and Exchange Commission (the “SEC”). GDEF also intends to file a proxy statement with the SEC for a proposal to extend the date before which it must complete a business combination from July 24, 2015 to October 24, 2015 (the “Extension Proposal”). Investors are urged to read these proxy statements (including all amendments and supplements) because they will contain important information. Investors may obtain free copies of the proxy statements when they become available, as well as other filings containing information about GDEF, without charge, at the SEC’s Internet site (http://www.sec.gov). The definitive proxy statements will be mailed to stockholders of GDEF as of a record date to be established for voting upon the proposed combination and Extension Proposal, as applicable. These documents may also be obtained for free from GDEF’s Investor Relations web site (http://investor.gdef.com/) or by directing a request to GDEF at: Global Defense & National Security Systems, Inc., 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, VA 20190.

CONTACTS:

Joele Frank, Wilkinson Brimmer Katcher
Jamie Moser / Andrew Siegel / Leigh Parrish

212-355-4449